EXHIBIT 99.1

PROSPECTUS SUPPLEMENT                                 REGISTRATION NO.333-96069
(To Prospectus dated March 12, 2002)



                   [INTERNET INFRASTRUCTURE HOLDRS (SM) LOGO]




                        1,000,000,000 Depositary Receipts
                    Internet Infrastructure HOLDRS (SM) Trust

     This prospectus supplement supplements information contained in the prospectus dated March 12, 2002, relating to the sale of up to 1,000,000,000 depositary receipts by the Internet Infrastructure HOLDRS (SM) Trust.

     The share amounts specified in the table on page 13 of the base prospectus shall be replaced with the following:

                                                       Share         Primary
           Name of Company              Ticker        Amounts    Trading Market
     --------------------------         ------        -------    --------------
     Akamai Technologies Inc.            AKAM             3          NASDAQ
     BEA Systems, Inc.                   BEAS            10          NASDAQ
     BroadVision, Inc. (1)               BVSN             1          NASDAQ
     E.piphany, Inc.                     EPNY           1.5          NASDAQ
     InfoSpace, Inc. (2)                 INSP           0.8          NASDAQ
     Inktomi Corporation                 INKT             4          NASDAQ
     InterNAP Network Services
       Corporation                       INAP             5          NASDAQ
     Kana Software, Inc.                 KANA           0.2          NASDAQ
     NaviSite, Inc.                      NAVI             2          NASDAQ
     Openwave Systems Inc.               OPWV         3.221          NASDAQ
     Portal Software, Inc.               PRSF             6          NASDAQ
     RealNetworks, Inc.                  RNWK             6          NASDAQ
     VeriSign, Inc.                      VRSN          6.15          NASDAQ
     Vignette Corporation                VIGN             6          NASDAQ
     Vitria Technology, Inc.             VITR             4          NASDAQ
     _________________

     (1) BroadVision, Inc. announced a 1-for-9 reverse stock split on its common stock payable to shareholders of record as of July 29, 2002. As of August 1, 2002, the share amount of BroadVision, Inc. represented by a round lot of 100 Internet Infrastructure HOLDRS will be 1.

     (2) Infospace Inc. announced a 1-for-10 reverse stock split on its common stock payable to shareholders of record as of September 13, 2002. As of September 17, 2002, the share amount of Infospace Inc. represented by a round lot of 100 Internet Infrastructure HOLDRS will be 0.8.



     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions

          The date of this prospectus supplement is September 30, 2002.